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                      SECOND AMENDMENT TO EMPLOYMENT AGREEMENT


     THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT is made as of this 10th day of February, 1998 between EarthLink Network, Inc., a Delaware corporation (the "Company") and Charles G. Betty (the "Employee").

                                      RECITALS

     WHEREAS, the Company and Employee have entered into an Employment Agreement, dated January 15, 1996, as first amended on December __, 1997 (together, the "Agreement");

     WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the shareholders of the Company to enter into a strategic relationship in the area of Internet access and related services with Steven Corporation, a Kansas corporation ("Steven") and its affiliates, pursuant an Investment Agreement, dated as of February 10, 1998 among Steven, Steven Communications Company, L.P., a Delaware limited partnership ("Steven Sub"), Newco, Inc., a Delaware corporation ("Newco") and Newco Sub, Inc., a Delaware corporation (the "Investment Agreement");

     WHEREAS, as a condition to the consummation of the transactions contemplated in the Investment Agreement, the Company has agreed to amend this Agreement to preclude the transactions contemplated by the Investment Agreement from inadvertently causing a "Change in Control" as defined in the Agreement and accelerating the vesting of options previously granted to Employee;

     WHEREAS, the Company and Employee have agreed to execute and deliver this Amendment to satisfy such condition and as a further inducement to Steven and Steven Sub to enter into the transactions contemplated in the Investment Agreement;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, Company and Employee agree as follows:

     SECTION 1(b) - DEFINITIONS. "Change in Control." Amend subsection (b) of Section 1 to add the following sentence to the end of the subparagraph:

          "Notwithstanding the foregoing, none of the transactions contemplated by that certain Investment Agreement, dated as of February 10, 1998, among Steven Corporation, a Kansas corporation, Steven Communications Company, LP, a Delaware limited partnership, the Company, Newco, Inc., a Delaware corporation and Newco Sub, a Delaware corporation (the "Investment Agreement") or any Ancillary Agreements, as defined in the Investment Agreement (including, without limitation, the conversion of the Convertible Preferred Stock and/or the Convertible Notes, each as defined in the Investment Agreement) either individually or in the aggregate, shall be deemed to be a "Change in Control

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          Event", unless it constitutes a Business Combination that is not a
          Discriminatory Transaction, as defined in the Investment Agreement."

     This Amendment, and the rights of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of California.

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     IN WITNESS WHEREOF, Employee and the Company have executed and delivered this Second Amendment as of the date first shown above.

                         EMPLOYEE:


                         /s/ Charles G. Betty
                         -----------------------------------------
                         Charles G. Betty


                         THE COMPANY:

                         EARTHLINK NETWORK, INC.



                         By: /s/ Sky D. Dayton
                             -------------------------------------
                         Title: Founder and Chairman


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